EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of our reports dated February 12, 2007 relating to the consolidated financial statements and financial statement schedule of The Bear Stearns Companies Inc., and management's report on the effectiveness of internal control over financial reporting, appearing in or incorporated by reference in the Annual Report on Form 10-K of The Bear Stearns Companies Inc. for the fiscal year ended November 30, 2006 and to the reference to us under the heading "Experts" in the Prospectuses, which are part of these Registration Statements.

Filed on Form S-3:                                 Filed on Form S-8:
    Registration Statement No.   33-52053              Registration Statement No.   33-56103
    Registration Statement No.   33-52701              Registration Statement No.  333-16041
    Registration Statement No.   33-55673              Registration Statement No.  333-50928
    Registration Statement No.   33-56009              Registration Statement No.  333-57460
    Registration Statement No.   33-60065              Registration Statement No.  333-57661
    Registration Statement No.   33-63561              Registration Statement No.  333-58007
    Registration Statement No.  333-03685              Registration Statement No.  333-63002
    Registration Statement No.  333-17985              Registration Statement No.  333-66353
    Registration Statement No.  333-31277              Registration Statement No.  333-74200
    Registration Statement No.  333-42295              Registration Statement No.  333-81901
    Registration Statement No.  333-43565              Registration Statement No.  333-83580
    Registration Statement No.  333-57083              Registration Statement No.  333-86060
    Registration Statement No.  333-61437              Registration Statement No.  333-92357
    Registration Statement No.  333-66861              Registration Statement No.  333-101461
    Registration Statement No.  333-79417              Registration Statement No.  333-104006
    Registration Statement No.  333-83049              Registration Statement No.  333-106567
    Registration Statement No.  333-31980              Registration Statement No.  333-106631
    Registration Statement No.  333-49876              Registration Statement No.  333-108976
    Registration Statement No.  333-52902              Registration Statement No.  333-116983
    Registration Statement No.  333-76894
    Registration Statement No.  333-104455
    Registration Statement No.  333-109793
    Registration Statement No.  333-121744
    Registration Statement No.  333-136599
    Registration Statement No.  333-136666
    Registration Statement No.  333-138353

/s/ Deloitte & Touche LLP

New York, New York
February 12, 2007